UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 11, 2006

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)


           Nevada                    000-49735                  87-0642947
----------------------------        -----------          -----------------------
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)

                               570 Del Rey Avenue
                               Sunnyvale, CA 94085
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (408) 636-1020

         (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

     On August 14, 2006, Intraop Medical Corporation, or Intraop, executed a Second Amendment to its Amended and Restated Inventory and Receivables Purchase Agreement entered into as of May 24, 2006 with E.U.C. Holding and E.U. Capital Venture, Inc., and further amended on June 1, 2006, or together, the Agreement.

     Under the terms of the Second Amendment, E.U.C. Holding and/or E.U. Capital Venture, Inc., will advance to Intraop up to $4,250,000 on a revolving basis for use in financing inventory to build Mobetrons and to finance sales contracts for shipments of Mobetrons; provided that, not more than $2,600,000 at any one time will be used to finance inventory not subject to sales contracts. This represents a $250,000 increase in financing availability from that available under the Agreement prior to the Second Amendment. Further per the Second Amendment, subsequent to November 14, 2006 the amount of financing available under the Agreement reverts to $4,000,000.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms of the Amended and Restated Inventory and Receivables Purchase Agreement, as amended by the First Amendment.


Item 3.03.      Material Modification to Rights of Security Holders.

     IntraOp, previously issued short-term warrants to purchase common stock to certain purchasers at an exercise price of $0.40 per share pursuant to Securities Purchase Agreements dated August 31, 2005 and October 25, 2005. The shares of common stock underlying the short-term warrants have been registered for resale with the Securities and Exchange Commission.

     IntraOp offered the holders of these short-term warrants the opportunity to exercise all or a portion of such warrants at a reduced exercise price of $0.30 per share for the period from July 21, 2006 to July 26, 2006, up to an aggregate of 6,000,000 shares. All other terms of the warrants remain unchanged. Holders of short-term warrants elected to exercise such warrants to purchase an aggregate of 2,935,720 shares of common stock for an aggregate purchase price of $880,716, effective as of July 26, 2006.

     Effective August 3, 2006, IntraOp agreed to extend the period for which the short-term warrants could be exercised at $0.30 per share to August 11, 2006. Holders of short-term warrants elected to exercise such warrants to purchase an additional 250,000 shares of common stock for an aggregate purchase price of $75,000, effective as of August 11, 2006.

     After August 11, 2006, the exercise price of the remaining unexercised short-term warrants reverts to $0.40 per share.



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

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number
-------

10.23 Second Amendment to Amended and Restated Inventory and Receivables Purchase Agreement entered into as of May 24, 2006, as further amended on June 1, 2006, by and among the Registrant, E.U. Capital Venture, Inc. and E.U.C. Holding.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               INTRAOP MEDICAL CORPORATION


Date: August 15, 2006                          By: /s/ Howard Solovei
                                                   -----------------------------
                                                   Howard Solovei
                                                   Chief Financial Officer











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